                                                                      EXHIBIT 11

                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES



                                                          QUARTER ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                                                       ------------------------------  ------------------------------
                                                           2001            2000            2001            2000
                                                       --------------  --------------  --------------  --------------
                                                                        (unaudited)                     (unaudited)
Numerator:
     Numerator for basic earnings per share -
       income attributable to common stockholders           $796,000        $107,000      $1,180,000        $267,000

   Effect of dilutive securities.................                 --              --              --              --
                                                       --------------  --------------  --------------  --------------
                                                                  --              --              --              --
                                                       --------------  --------------  --------------  --------------
     Numerator for diluted earnings per share -
       income attributable to common stockholders
       after assumed conversions.................           $796,000        $107,000      $1,180,000        $267,000
                                                       ==============  ==============  ==============  ==============

Denominator:
   Denominator for basic earnings per share -
     weighted-average shares.....................          8,944,000       8,912,000       8,936,000       8,904,000

   Effect of dilutive securities:
     Employee stock options and warrants.........          1,093,000         100,000         443,000         178,000
                                                       --------------  --------------  --------------  --------------
   Dilutive potential common shares..............          1,093,000         100,000         443,000         178,000
                                                       --------------  --------------  --------------  --------------
     Denominator for diluted earnings per share -
       adjusted weighted-average shares and
       assumed conversions.......................         10,037,000       9,012,000       9,379,000       9,082,000
                                                       ==============  ==============  ==============  ==============
Basic earnings per share.........................               $.09            $.01            $.13            $.03
                                                       ==============  ==============  ==============  ==============
Diluted earnings per share.......................               $.08            $.01            $.13            $.03
                                                       ==============  ==============  ==============  ==============


